IQST – iQSTEL On Track And Gaining Momentum Toward Nasdaq Uplisting

New York, NY – January 27, 2022 - iQSTEL, Inc. (OTCQX: IQST) today released an update from the CEO, Leandro Iglesias in an ongoing series of updates narrating the company’s progress toward its planned up-list on to Nasdaq in the first half of 2022. The CEO’s letter to shareholders is included in its entirety below:

Dear Shareholders:

Management confidence and enthusiasm at iQSTEL remains high. We are still fresh off the monumental finish to 2021 that saw the company achieving record revenue even higher than our original forecast combined with our reaching the shareholder equity requirement for a Nasdaq listing. In January, we saw our first EV Motorcycles rolling off the production line. Our $90 million revenue forecast for 2022 and our Nasdaq uplisting in the first half of 2022 are lofty, yet achievable objectives.

The current stock market is digesting the possible impacts of inflation and contemplating the remedies to inflation that might be forthcoming from central banks and governments. Our management team is not discouraged. We believe market concerns will become old news and outshone by the overwhelming growth potential of the global economy and the opportunity for growth companies like iQSTEL to capture that growth potential. We anticipate that when spring blooms in the northern hemisphere it will lift the spirts of investors and help the overall market to see more clearly the global economic opportunity for growth that outweighs any inflationary setbacks.

We remain ever optimistic in the potential of iQSTEL’s share price to organically rise to the Nasdaq minimum listing requirement. We believe the upcoming publishing of our 2021 audited financial report confirming our record revenue, improved bottom line and Nasdaq compliant shareholder equity will support a move for iQSTEL’s share price to align with the company’s yet unrecognized fundamental financial value. Once the overall markets process inflationary concerns and begin to embrace once again the global economic opportunity for growth, we expect the resulting market optimism to further enhance the iQSTEL share price potential.

We remain on track to achieve our Nasdaq uplisting. I have no setbacks to report. On the contrary, I only have further progress to report. We have been actively exploring an engagement with an investment bank to sponsor our uplisting to Nasdaq. Our progress in engaging an investment bank is now approaching a stage where we expect so soon be negotiating a formal agreement. We believe an investment bank with experience in Nasdaq uplistings and mergers and acquisitions will contribute substantially to optimizing the results of our planned uplisting and successful execution of our merger and acquisition campaign.

The stage has been set for 2022 to be a seminal year for iQSTEL where we embark on period of even more rapid growth and gain recognition as market leader serving an ever more mobile global community. On behalf of all working here at iQSTEL, we couldn’t be more excited.

Sincerely,

Leandro Iglesias

CEO

iQSTEL Inc. (OTCQX: IQST) (www.iQSTEL.com) is a US-based publicly-listed company holding an Independent Board of Directors and Independent Audit Committee offering leading-edge services through its two business divisions and each of them with independent brands. The B2B division, Brand IQSTelecom offering Telecommunications, Internet of Things, Technology and Blockchain platforms services, the target market for the B2B division is Global Markets. The B2C division, Brand EVOSS offering EV Electric Motorcycles, Fintech Ecosystem, the target market for this business division is Latin America, and the Spanish speakers in the USA. The company has presence in 15 countries, and its products and services are used in several industries as Telecommunications, Electric Vehicle (EV), Financial Services, Chemical and Liquid Fuel Distribution Industries. IQSTEL announced on February 17th 2021 that it became a Debt Free Company and is now completely debt free with no Convertible Notes, Warrants, Promissory Notes or Settlement Agreements from its Balance Sheet.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and

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projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

This press release does not constitute a public offer of any securities for sale.

Any securities offered privately will not be or have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc. and its subsidiaries: www.iqstel.com

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